Exhibit 10.12

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made as of July 26, 2006, by and among LASERSIGHT INCORPORATED, a Delaware corporation, with an address of 6848 Stapoint Court, Winter Park, Florida 32792, and LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation, with an address of 6848 Stapoint Court, Winter Park, Florida 32792 (collectively, “Borrower”), and NEW INDUSTRIES INVESTMENT CONSULTANTS (HK) LTD. (together with any subsequent holder of this Note, hereinafter called “Lender”), with an address of 1606 Office Tower, Convention Plaza, 1 Harbour Road, Wanchai, Hong Kong.

RECITALS

WHEREAS, Borrower and General Electric Capital Corporation (“GE”) entered into that certain three-year Third Amended and Restated Secured Term Note (the “GE Note”) in the original principal amount of $2,149,249.23 on August 30, 2004, and the GE Note bears interest at the rate of nine percent (9%) per annum and is secured by substantially all of the Company’s assets (the “GE Loan”).

WHEREAS, as of the date hereof the total unpaid amount due GE under the GE Note is approximately $629,434, consisting of $476,077 in principal and $153,357 in fees.

WHEREAS, on June 7, 2006, Borrower received written notice (the “Notice”) from GE of non-monetary defaults under the GE Note, and on June 16, 2006, Borrower received a waiver letter from GE, which indicated that GE would waive the specified defaults, if all of Borrower’s obligations under the GE Note are paid in full on or before July 31, 2006.

WHEREAS, Borrower desires to establish certain financing arrangement with and borrow funds from Lender to pay off the GE Loan in full before July 31, 2006.

WHEREAS, Lender is willing to establish such arrangements for and make loans to Borrower, on the terms and conditions set forth below.

WHEREAS, Lender has full knowledge of the terms and conditions of the GE Note and all collateral loan documents made between Borrower and GE, including all modifications and amendments thereto.

WHEREAS, the parties desire to define the terms and conditions of their relationship and to reduce their agreements to writing.

NOW, THEREFORE, in consideration of the promises and the covenants contained in this Agreement, and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

LOAN

TERMS:

The maximum aggregate principal amount of the Loan shall be THREE MILLION and No/100 US Dollars (US$3,000,000.00) inclusive of all costs and expenses, collectively, (the “Maximum Loan Amount”). Funding may be provided in one or more advances, pursuant to the mutual agreed amount and schedule for each advance, but not more frequently than once per week.  In no case shall Lender be required to advance more than the Maximum Loan Amount, except in Lender’s sole discretion as otherwise provided in this Agreement. All funds will be deposited into Borrower’s bank account (SunTrust Bank, Account No. 1000018574961) and will be drawn on by Borrower only. The monies from the Loan will be used by Borrower to pay off GE loans and to increase Borrower’s working capital. The amount of Seven Hundred Fifty Thousand and No/100 Dollars (US$750,000.00) shall be disbursed to Borrower’s bank account pursuant to Borrower’s directions on or before July 28, 2006.  No portion of the indebtedness evidenced hereby shall be convertible to any security, right, option, warrant or similar interest in Borrower.

PREPAYMENT:	The Loan may be paid off in full or in part without penalty except there shall be no refund for fees and costs.

INTEREST:	A. Interest shall accrue on the unpaid balance due under the Agreement at the rate of nine percent (9%) per annum.

B.     Interest on the unpaid principal balance of the Loan shall accrue and be due on the maturity date of the Loan at which time the entire balance of principal, fees, costs, expenses, and accrued unpaid interest thereon shall be due and payable in full.

C. Interest payments will be computed on a 30-day month and a 360-day year.

D. If the entire amount due under the Loan is not paid on the maturity date, interest shall accrue from the maturity date at the rate of twelve percent (12%) per annum on all amounts then outstanding.

PROMISSORY NOTE:	At Closing, Borrower shall execute and deliver to Lender a promissory note evidencing Borrower’s unconditional obligation to repay Lender for the principal amount received.

FEES & COSTS:	A. Borrower shall pay to Lender a fee of $15,000.00 in connection with the closing of this transaction.

B.     Borrower agrees to pay for Lender’s reasonable transaction costs relating to this Loan.  Borrower will pay all reasonable costs and expenses reasonably required to satisfy the conditions hereof and the making of the Loan as provided hereunder.  Such costs and expenses shall be paid as provided hereunder, or upon demand if the Loan does not close.  Such obligations shall survive termination of this Agreement.

C. The costs and expenses set forth in this section shall be considered part of the Loan.

CONDITIONS

The parties agree to that all conditions of the Loan, including but not limited to, the COLLATERAL/OTHER RIGHTS, COVENANTS, DEFAULT/REMEDIES, CONDITIONS, ADMINISTRATION, MATURITY DATE shall be the same and in full effect as those set forth in the Promissory Note and the Security Agreement dated December 1, 2003 and the Restated Promissory Note dated August 31, 2004, made by Borrower in favor of Lender (collectively, “Prior Loan Documents”), except only for the terms and conditions set forth and explicitly expressed in this Agreement.  In the event of a conflict between a provision contained in this Agreement and a provision contained in the Prior Loan Documents, the provision contained in this Agreement shall supersede and govern.

MISCELLANEOUS

Except as expressly provided in the “Conditions” section above, this Agreement embodies the entire understanding and agreement by and between Borrower and Lender with respect to the subject matter hereof. This Agreement shall be governed in all respects by and construed in accordance with the internal laws of the State of Florida, except for its conflict of laws provisions.

This Agreement may be executed in any number of counterparts by the parties hereto separately; each of which when so executed and delivered shall be deemed an original, and all the counterparts together shall constitute one and the same instrument.

All notices and other communications required or permitted to be given hereunder shall be given in writing (and for these purposes writing includes facsimile), shall be addressed to the appropriate party at the address of such party set forth in the preamble of this Agreement, or at such other address or place as such party may subsequently designate in writing, and said notice shall be deemed given upon receipt by the party.

This Agreement shall be deemed effective as of the above stated date upon execution by all parties to this Agreement in the appropriate space below.

LENDER:
NEW INDUSTRIES INVESTMENT CONSULTANTS (HK) LTD.

By:

Print Name:

Title:

Date:

BORROWER:
LASERSIGHT TECHNOLOGIES, INC.

By:	/s/ Danghui Liu

Print Name:	Danghui Liu
Title:	President & CEO
Date:	August 1, 2006

LASERSIGHT PATENTS, INC.

By:	/s/ Danghui Liu

Print Name:	Danghui Liu
Title:	President
Date:	August 1, 2006

LASERSIGHT INCORPORATED

By:	/s/ Danghui Liu

Print Name:	Danghui Liu
Title:	President
Date:	August 1, 2006

PROMISSORY NOTE

$7500,000

Orlando, Florida

July 26, 2006

          This Promissory Note is entered into effective as of July 26, 2006.

          FOR VALUE RECEIVED, LASERSIGHT TECHNOLOGIES, INC, a Delaware corporation, and LASERSIGHT INCORPORATED, a Delaware corporation, (together, jointly and severally, hereinafter called “Maker”) promise to pay to the order of NEW INDUSTRIES INVESTMENT CONSULTANTS (HK) LTD. (together with any subsequent holder of this Note, hereinafter called “Holder”), at its office at 1606 Office Tower, Convention Plaza, 1 Harbour Road, Wanchai, Hong Kong, or at such other place as Holder may from time to time designate, the principal sum of SEVENTY FIVE THOUSAND AND 00/100 DOLLARS ($7500,000.00), with interest thereon from the date hereof at an interest rate of nine percent (9%) per annum.  The foregoing interest and principal will be payable as follows:

On the first day of each month, accrued interest shall be paid in full.

On June 30, 2007 (“Maturity Date”), the entire principal balance of this note, together with all accrued interest and all other charges, fees, costs and expenses, shall be paid in full.

          In addition, on the execution date of the Note, Maker shall pay Holder the additional sum of $15,000.00 as an origination fee.

          This Note may be paid off in full or in part without penalty except there shall be no refund for fees and costs.

          Interest hereunder, if not paid when due, may at Holder’s option, without notice to Maker, be added to the principal balance and bear interest at the interest rate applicable to principal.

          If the entire principal balance is not paid in full by the maturity date, Maker will pay interest thereafter at the rate of twelve (12%) per annum from the maturity date of the Loan.

          All payments hereunder will first be credited to interest and lawful charges then accrued and the remainder to principal.

          All interest on this Note will be computed on the basis of the actual number of days elapsed in a 360-day year.

          Maker, endorser, surety, guarantor, or other parties to this Note (all of whom are hereinafter called “Obligor”) jointly and severally agree as follows:

          Obligor will be in default under this Note upon: (a) nonpayment of any interest or principal or any other monetary obligation under this Note within five (5) days after the due date; (b) failure of any Obligor to perform any non-monetary agreement under this Note or under any other part of this loan transaction within thirty (30) days after receipt of written notice of such failure (or in the event that such default cannot reasonably be cured within the 30-day period, the failure of such Obligor to commence curing such default within the 30-day period); (c) the taking of possession of any substantial part of the property of any Obligor at the instance of any governmental authority; or (d) falsity in any material respect of, or any material omission in, any representation or statement made to Holder by or on behalf of any Obligor in connection with this Note.

          Holder will have all of the rights and remedies of a creditor and, to the extent applicable, of a secured party under all applicable law.  Without limiting the generality of the foregoing, upon the occurrence of any default under this Note, Holder may at its option and without notice or demand, except as provided below, declare the entire unpaid principal and accrued interest accelerated and due and payable at once, together with any and all other liabilities of any Obligor or any of such liabilities selected by Holder.  Notwithstanding the foregoing, prior to exercising its rights for a default, Holder shall provide written notice to Maker and at least three (3) days to cure such default.

          In no event will Holder be entitled to unearned or unaccrued interest or other charges or rebates, except as may be authorized by law; nor will any such party be entitled or receive at any time any such charges not allowed or permitted by law, or any interest in excess of the highest lawful rate.  Any payments of interest in excess of the highest lawful rate will be credited by Holder on interest accrued or principal or both; except that Maker will have an option to demand refund as to any such interest or charges in excess of the highest lawful rate.  Maker acknowledges, stipulates and agrees that the proceeds of this Note are used by Maker solely towards the business operations of the Obligor with the intent to enhance the value of the Issuer.

          No delay or omission on the part of Holder in exercising any right hereunder will operate as a waiver of such right or of any other rights under this Note.  Presentment, demand, protest, notice of dishonor, and all other notices are hereby waived by each and every Obligor.  Obligor, jointly and severally, promises and agrees to pay all costs of collection and reasonable attorney’s fees, including reasonable attorney’s fees of any suit, out of court, in trial, on appeal, in bankruptcy proceedings or otherwise, incurred or paid by Holder in enforcing this Note or preserving any right or interest of Holder hereunder.  Any notice to Maker will be sufficiently served for all purposes if placed in the mail, postage prepaid, addressed to, or left upon the premises at the address shown below or any other address shown on Holder’s records.

          Each Obligor hereby expressly consents to any and all extensions, modifications, and renewals, in whole or in part, including but not limited to changes in payment schedules and interest rates, and all delays in time of payment or other performance which Holder may grant or permit at any time and from time to time without limitation and without any notice to or further consent of any Obligor.  Each Obligor will also be bound by each of the foregoing terms, without the requirement that Holder first go against any security interest otherwise held by Holder.

          This Note has been negotiated and prepared in, and shall be governed by the laws of, the State of Florida.

          The Holder is acquiring this Promissory Note, solely for its own account and not as a nominee for any other party, for investment purposes only, and not with a view to the sale or distribution thereof within the meaning of Section 2(11) of the Act.  The Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof in a manner contrary to the Securities Act or the securities laws of any other applicable jurisdictions.  The Holder is an “Accredited Investor” as that term is defined in Rule 501(a) promulgated under the Act.

          WAIVER OF JURY TRIAL.  OBLIGOR AND HOLDER (BY ITS ACCEPTANCE OF THIS NOTE) HEREBY AGREE AS FOLLOWS: (A) EACH OF THEM KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION (AN “ACTION”) BASED UPON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY RELATED DOCUMENTS, INSTRUMENTS, OR AGREEMENTS (WHETHER ORAL OR WRITTEN AND WHETHER EXPRESS OR IMPLIED AS A RESULT OF A COURSE OF DEALING, A COURSE OF CONDUCT, A STATEMENT, OR OTHER ACTION OF EITHER PARTY); (B) NEITHER OF THEM MAY SEEK A TRIAL BY JURY IN ANY SUCH ACTION; (C) NEITHER OF THEM WILL SEEK TO CONSOLIDATE ANY SUCH ACTION (IN WHICH A JURY TRIAL HAS BEEN WAIVED) WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND (D) NEITHER OF THEM HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER OF THEM THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation		LASERSIGHT INCORPORATED, a Delaware corporation

By:	/s/ Danghui Liu	By:	/s/ Danghui Liu

Name:	Danghui Liu	Name:	Danghui Liu
Title:	President	Title:	President & CEO
	6848 Stapoint Ct.		6848 Stapoint Ct.
	Winter Park, FL 32792		Winter Park, FL 32792